UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On March 21, 2014, SFX Entertainment, Inc., a Delaware corporation (the “Company”), entered into an employment agreement (the “Agreement”), effective as of February 1, 2014, with Paul Greenberg, who was appointed to serve as a President of the Company effective March 21, 2014.

From November 2010 to July 2013 Mr. Greenberg served as Chief Executive Officer of CollegeHumor Media where he was responsible for the leadership, strategic development and day-to-day management of three websites, a long-form TV development division and a film production division. He also served as President of Digital for Time Inc.’s Lifestyle Group in 2010, overseeing 10 digital properties that reached a combined 16 million unique monthly visitors.  As Executive Vice President & General Manager of TV Guide Digital from March 2006 to March 2010, he was named one of The Hollywood Reporter’s “Top 50 Digital Power” executives of 2009. Mr. Greenberg was Senior Vice President of Business Development & Partner Relations at MediaNet from 2002 to 2006, and Vice President of Business Development & Operations at MTV Networks from 1997 to 2001.

The term of the Agreement is through February 1, 2019. Pursuant to the Agreement, Mr. Greenberg will receive a base salary of $300,000 and an annual bonus of $150,000. Each year, if the Company’s Attributable EBITDA exceeds $15,000,000, Mr. Greenberg is entitled to an additional bonus equal to 1% of the Attributable EBITDA, less $150,000. Attributable EBITDA is defined in the Agreement as the Company’s EBITDA attributable to revenue operations relating to sponsorships, advertising and marketing partnerships during such year, less direct expenses and Company platform overhead. Pursuant to the Agreement, Mr. Greenberg received on March 21, 2014, an option grant (the “Options”) to purchase 500,000 shares of common stock at a strike price of $9.30 per share, 20% of which vested upon the date of grant and 20% of which vest on each of February 1, 2015, 2016, 2017 and 2018, subject to continued employment.

The Agreement provides that, upon  termination of Mr. Greenberg’s employment with the Company (i) by the Company without ‘‘cause,’’ or (ii) by Mr. Greenberg due to ‘‘good reason,’’ the Company shall make a severance payment of $400,000 to Mr. Greenberg, subject to his execution of a release of claims, within 60 days of termination. In addition, upon such termination or upon his termination within one year of a “change of control” of the Company, any portion of the Options then unvested shall accelerate and be immediately exercisable.

A copy of the Agreement is annexed to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Exhibits.

(d) Exhibits

No.	Description

10.1*	Employment Agreement, dated March 21, 2014, by and between the Company and Paul Greenberg

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: March 24, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director